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                                  Exhibit 10.3

                               BROKERAGE AGREEMENT

       THIS AGREEMENT, effective the 1st day of June, 2001, by and between Matt Cook, herein called BROKER, and Worldwide Medical Corporation a Delaware corporation, herein called PRINCIPAL.

                                   WITNESSETH:

       WHEREAS, PRINCIPAL is a manufacturer and seller of a complete line of professional and at home medical and diagnostic products, further referred to as "products";

       WHEREAS, PRINCIPAL desires to contract the services of BROKER in the Territory, hereinafter described, to negotiate the sales of the Products in PRINCIPAL's name and for PRINCIPAL's account to wholesale, military & convenience stores;

       WHEREAS, BROKER is desirous to represent and negotiate sales of said PRINCIPAL's Products in said Territory; NOW, THEREFORE, in consideration of the promises and covenants and undertakings herein contained,

                        IT IS MUTUALLY AGREED AS FOLLOWS:

       (1) TERRITORY. PRINCIPAL hereby appoints BROKER and BROKER hereby agrees to act for PRINCIPAL, as its exclusive Representative for negotiations of sales of the Products subject to the terms, provisions and conditions hereof, to said located within the territory described as follows:

Within the United States all Convenience Stores including but not limited to Circle K, Seven Eleven; Military Organizations; and Distributors to include but not limited to Cardinal, Amerisource, Bergen Brunswig, McKesson, F. Dohman, Alou, Bindley, D&K, N.A. Buffen, N.C.Mutual, Remo, Valu Merchandisers.

       (2) SALES NEGOTIATIONS. All sales negotiations by BROKER for the account of PRINCIPAL shall be conducted in accordance with such prices, terms and conditions as are specified by PRINCIPAL.

       (3) PURCHASE ORDER CONFIRMATION. All purchase orders taken from Buyers by BROKER shall be subject to PRINCIPAL's confirmation, and it is understood that BROKER will not obligate or commit PRINCIPAL to the sale or delivery of Products without PRINCIPAL's authorization and direction. PRINCIPAL is required to give BROKER a yes or no confirmation within 48 hours of receiving order.

       (4) AGENCY. BROKER is an independent contractor and shall act as Agent of PRINCIPAL; neither BROKER nor its employees shall be considered employees of PRINCIPAL; and neither party shall in any event be held liable or accountable for any obligations incurred by the other party except as specified herein; it being specifically understood that the respective businesses of each of the parties shall be operated separate and apart from each other.

       (5) APPLICABLE LAW. The laws of the State of California shall govern the application, interpretation, and enforcement of this Agreement.

       (6) TERM/TERMINATION. This Agreement shall continue in full force and effect from year to year. The PRINCIPAL reserves the right to terminate the agreement the with 90


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days notice up to S 1,000,000 in sales to said territory. The PRINCIPAL reserves the right to terminate the agreement with 180 days notice after 1,000,000 in sales and up to $2,000,000 in sales to said territory. The PRINCIPAL reserves the right to terminate the agreement with 60 days notice after $2,000,000 in sales to said territory. The BROKER reserves the right to terminate the agreement with 60 days notice.

       (7) ASSIGNMENT. PRINCIPAL shall have the right to assign this agreement or any of its rights or privileges to any other party or entity subject to BROKER's prior written approval. BROKER shall have the right to assign this agreement or any of its rights or privileges to any other party or entity subject to PRINCIPAL's prior written approval.

       (8) SUB-BROKER. PRINCIPAL reserves the right to approve any sub-broker agreements for stated territory .

       (9) COMMISSION. PRINCIPAL shall pay BROKER, without deduction or offset, a monthly commission or brokerage based on all "net sales" to said territory regardless of origin. "Net sales" for purposes of this commission calculation is defined as gross invoice price less cash discounts, less any free goods invoiced that are to be "billed back" via a debit or promotional goods invoiced that are planned to be debited back. Commission payments are to be made promptly within ten (10) days after the end of each month during which the applicable sale is collected. Unpaid balance beyond date is accrued interest of 1.5% per month.

                        THE PRINCIPAL AGREES AS FOLLOWS:

            SALES COMMISSION:

       A commission on all Worldwide Medical products sold through stated territory (including existing sales volume) is as follows:

       For annual sales of 0 to $2,000,000 at a rate of 7.5%

       For annual sales greater than $2,000,000 at a rate of 3.75%

       If the PRINCIPAL terminates this agreement without proper cause when cumulative sales have exceeded $2,000,000 to said territory beginning June 1, 2001, PRINCIPAL agrees to make continuing monthly commission payments to BROKER at a rate of 3% of sales* for a period of 12 months beyond terminate date.

       * Sales are determined by averaging the 6 months before termination.

       All remittances of commissions will be mailed to:
              Matthew Cook
              31851 Via Pato
              Coto de Caza, CA 92679

       (9) ELIGIBLE BUYERS. PRINCIPAL shall permit BROKER, consistent with the terms of this Agreement, to negotiate sales to any and all prospective buyers of PRINCIPAL'S Products throughout the designated Territory.

       (10) SHIPMENTS. PRINCIPAL shall ship Products sold as BROKER may specify. PRINCIPAL shall be given reasonable notice with respect to the required shipments. PRINCIPAL accepts full responsibility for granting credit to Buyers.

       (11) INDEMNIFICATION. If any claim or action is made or filed against BROKER, claiming loss or injury of any nature whatsoever, as a result of any defect in the Products or use of the Products, or the infringement by the PRINCIPAL of any property right belonging to


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another, PRINCIPAL shall defend, hold harmless and indemnify BROKER from any and all loss and damage, costs and expenses, including legal fees, incurred by it.

       (12) PRODUCT LIABILITY INSURANCE. PRINCIPAL shall furnish BROKER with a current Certificate of Product Liability Insurance upon execution of the Agreement.

       (13) EXPENSES. PRINCIPAL agrees to reimburse BROKER for reasonable pre-approved travel, entertainment, company account business, presentation materials and postage.

                          THE BROKER AGREES AS FOLLOWS:

       (14) PRINCIPAL'S INSTRUCTIONS. BROKER shall carry out PRINCIPAL's instructions with respect to the sales of the Products.

       (15) REPORTING PURCHASE ORDERS. BROKER shall promptly submit all purchase orders for Products for confirmation or approval by PRINCIPAL.

       (16) GOOD FAITH SALE. Broker shall use good faith and effort in selling PRINCIPAL's products in the determined territory.

       (17) DUTIES. BROKER will prepare presentations and attend sales appointments, administer the mailing of samples, prepare new vendor paperwork, process purchase orders, prepare a quarterly account review, administer in store reviews, work with accounts to plan coup and special promotions, and assist in collecting receivables.

       (18) ASSISTANCE IN COLLECTIONS. BROKER shall assist PRINCIPAL, when requested by PRINCIPAL in effecting prompt and full payment by Buyers for all Products sold and delivered to Buyers. The final determination as to credit and credit terms to be extended to Buyers shall be made only be PRINCIPAL. BROKER's agreement to assist in the collection of PRINCIPAL's accounts receivable shall not be construed as a guaranty of payment of such accounts or give PRINCIPAL the right to charge BROKER's account with any such sums owed PRINCIPAL by Buyer.

       (19) IN STORE REVIEWS. BROKER will hire and compensate any third party that BROKER deems necessary to conduct in store reviews in BROKER's territory. BROKER will provide a monthly report or summary information generated by such third party in store reviews.

       (20) DISPUTES: The parties further agree in the event of litigation to submit and consent to the jurisdiction of the State of California and expressly agree that venue and jurisdiction for any lawsuit arising from the execution, performance, enforcement, breach or other aspect related to or arising from this Agreement shall be solely and exclusively in Orange County, California and that such venue and jurisdiction is proper for a lawsuit between the parties. Prevailing party is due court costs and reasonable attorney fees from non-prevailing party.

       (21) If any portion of this contract is voided the overall contract is still enforceable.

       IN WITNESS WHEREOF, the parties hereto have signed this Agreement, thereunto duly authorized on the day and year above written.

PRINCIPAL:


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By:                 /s/                       Date: 5/01/01
     -----------------------------------
     Daniel McGuire, President
     WorldWide Medical Corporation


BROKER:


By:                 /s/                       Date: 4/30/01
     -----------------------------------
     Mathew Cook



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